UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211

(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Somerset Letter of Intent. On April 11, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company entered into a non-binding letter of intent (the “Somerset LOI”) which contemplates the Company exchanging certain of its exclusive distribution rights and associated assets and working capital relating to the distribution, promotion, marketing and sale of beverage products owned and licensed by The Coca-Cola Company and certain cross-licensed brands in territory located in south-central Kentucky currently served by the Company’s distribution center located in Somerset, Kentucky for certain like kind assets of Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, as part of the exchange transactions contemplated by the non-binding letter of intent entered into by the Company and The Coca-Cola Company on June 14, 2016 (the “June 2016 LOI”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2016 (the “June 2016 Form 8-K”) and filed as Exhibit 99.2 thereto (the exchange transactions contemplated by the Somerset LOI and the June 2016 LOI, collectively, the “Exchange Transactions”).

In connection with the Exchange Transactions and as described in the June 2016 LOI, to the extent that the agreed value of the distribution rights and other assets acquired by the Company at the closing of the Exchange Transactions is not equal to the agreed value of the distribution rights and other assets acquired by CCR at such closing, the party receiving distribution rights and other assets with the greater value will be obligated to make a cash payment to the other party equal to such difference.

The Exchange Transactions will be subject to the terms of a definitive asset exchange agreement as described in the June 2016 Form 8-K (the “Definitive Agreement”). The Company anticipates that the Definitive Agreement will be executed, and that the closing of the Exchange Transactions will be completed, in 2017. The Company’s expectations are subject to change, however, based on the parties’ ongoing discussions, changing business conditions and other future events and uncertainties. Consummation of the Exchange Transactions will be subject to certain customary conditions to closing, including those described in the June 2016 LOI. The Somerset LOI also sets forth a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to such closing and/or to be addressed in the Definitive Agreement.

The foregoing description of the Somerset LOI is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To

99.1	Letter of Intent, dated April 11, 2017, by and between the Company and The Coca-Cola Company.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 12, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: April 11, 2017	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
99.1	Letter of Intent, dated April 11, 2017, by and between the Company and The Coca-Cola Company.	Filed herewith.